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                                                                  EXHIBIT 99.4

                              OPTION CERTIFICATE

TRIKON TECHNOLOGIES, INC.
(UNITED KINGDOM COMPANIES) SHARE OPTION SCHEME


Option Certificate



This is to certify that:

________ is the holder of an Option to acquire up to a maximum of _______ shares of Common Stock of Trikon Technologies, Inc. at a price of $_______ per share of Common Stock.

This Option was granted on _________, 199__ under the Rules of the Trikon Technologies, Inc. (UK Companies) Share Option Scheme.

The Option is exercisable in accordance with the terms of the Scheme Rules. If there is to be no charge to income tax on the exercise of an Option, then in addition to complying with the rules of the Scheme, the exercises must be

o  made at a time when the Scheme retains Inland Revenue approval;

o  not earlier than 3 or later than 10 years after the Option was granted; and

o not earlier than 3 years following the latest previous exercise by the participant of an Option (obtained under this or any other Option Scheme (except a savings related Share Option Scheme) approved by the Inland Revenue) which enjoyed relief from income tax.

It is not transferable, and will lapse upon the occasion of an assignment, charge, disposal or other dealing with the rights conveyed by it in any other circumstances.



Signed  _____________________

Christopher J. Matthews
PERSONNEL DIRECTOR
on Behalf of Trikon Technologies, Inc.
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Notice of Grant of Stock Options                    TRIKON TECHNOLOGIES, INC.
and Option Agreement                                ID:  95-4054321
                                                    9255 Deering Ave.
                                                    Chatsworth, CA 91311
                                                    Phone:  (818) 886-8000
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                                                    Option Number:
                                                    Plan:
                                                    ID:

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Effective _______, you have been granted a(n) Non-Qualified Stock Option to buy
___ shares of TRIKON TECHNOLOGIES, INC. (the Company) stock at $_______ per share.

The total option price of the shares granted is $_________.

Shares in each period will become fully vested on the date shown.


    Shares            Vest Type             Full Vest             Expiration
---------------    ----------------     -----------------      ---------------







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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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TRIKON TECHNOLOGIES, INC.                                Date


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                                                         Date